                                                                  EXHIBIT (10(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Pre-Effective Amendment No. 1 to this Registration Statement on Form N-4 (File No. 333-61283) of our report which includes an explanatory paragraph, regarding the adoption of Financial Accounting Standards Board Interpretation No. 40 and Statement of Financial Accounting Standards No. 120, dated January 22, 1998, on our audit of the financial statements of The Manufacturers Life Insurance Company of New York (formerly First North American Life Assurance Company). We also consent to the reference to our firm under the caption "Independent Auditors."


                                                  /s/ PRICEWATERHOUSECOOPERS LLP

                                                  PRICEWATERHOUSECOOPERS LLP


Boston, Massachusetts
November 2, 1998